UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2009
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
Eric H. Paulson, Chairman of the Board of Directors of Navarre Corporation (“Navarre” or the “registrant”) adopted a pre-arranged trading plan dated November 5, 2009 (the “Plan”), to sell shares of Navarre common stock. The Plan was designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the registrant’s policies regarding stock transactions.
The Plan provides that Mr. Paulson will sell up to a total of 440,000 shares of stock pursuant to the Plan in increments of 10,000 shares each month over the two years beginning in December 2009. The Plan also provides for the sale of up to (i) 100,000 shares if the registrant’s stock is trading at or above $2.00, and (ii) 100,000 shares if the registrant’s stock is trading at or above $5.00. Transactions pursuant to the Plan will occur on the open market at prevailing market prices, subject to a minimum price threshold. Mr. Paulson will have no control over the timing of the stock sales under the Plan. The shares eligible for sale under the Plan constitute less than 25% of the shares in the registrant that are owned by Mr. Paulson.
The information in this Item 7.01 of the registrant’s Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01 of the registrant’s Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: November 6, 2009	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Chief Financial Officer and Executive Vice President